EXHIBIT 99

Contact:
Tom Klemens
Executive Vice President & Chief Financial Officer
(714) 800-4402

                   FIRST AMERICAN EXPECTS TO REPORT LOSSES AND
                       ANNOUNCES STOCK REPURCHASE PROGRAM
                      - Quarterly Cash Dividend Declared -

SANTA ANA, Calif., - December 10, 1999 The First American Financial Corporation (NYSE: FAF), the nation's leading provider of business information and related products and services, announced today that it expects to report a loss for the fourth quarter of 1999 and the first quarter of 2000. The company indicated that, among other factors, the impact of the current interest rate environment on the real estate market, seasonal fluctuations and costs associated with continuing adjustment to declining new order counts continue to affect its profitability.

         First American also announced today that its board of directors has approved the repurchase of up to 5 percent of the company's currently issued and outstanding common shares. Purchases of shares would be made from time to time in open market transactions at prevailing prices. The amount and timing of any share repurchases will depend on, among other factors, the market performance of the shares, the availability of, and alternative uses of, the company's funds and Securities and Exchange Commission regulations.

         In reaction to the board of directors' action, Parker S. Kennedy, president of The First American Financial Corporation, said: "Considering the diversification of the company and its prospects for growth, we believe our shares are significantly undervalued. Repurchasing our shares represents an excellent investment opportunity and is consistent with our continuing commitment to enhance shareholder value."

         First American noted that while the company does not typically comment on its earnings expectations, and does not undertake to do so in the future, it believes the announcement of the share repurchase today warrants such disclosure.

         The company also announced that its board of directors has declared a regular quarterly cash dividend of 6 cents per common share. The cash dividend is payable on Jan. 14, 2000, to shareholders of record as of Dec. 31, 1999. First American has paid a cash dividend every year since 1909.

         The First American Financial Corporation, based in Santa Ana, Calif., is the nation's leading provider of business information and related products and services. The corporation's three primary business segments include: title insurance; real estate information and services, which includes mortgage origination, mortgage servicing and database products and services; and consumer information and services, which provides home warranties; automotive, subprime and direct-to-consumer credit reporting; property and casualty insurance;
property  and  automotive  insurance  tracking  services;   resident  screening;
pre-employment screening; lender-placed flood and hazard insurance; investment advisory; and trust and banking services. Information about the company and an archive of its press releases can be found on the Internet at www.firstam.com.

         Any statements in this document that look forward in time involve risks and uncertainties, including but not limited to the following: the effect of interest rate fluctuations; changes in the performance of the real estate markets; the effect of changing economic conditions; general volatility in the capital markets; the demand for and the acceptance of the company's products; changes in applicable government regulations; continued consolidation among the company's significant customers; consolidation among significant competitors; the impact of the legal proceedings commenced by the California attorney general and related litigation; the continued ability to identify businesses to be acquired; changes in the company's ability to integrate businesses with its acquires; and the contingencies associated with the Year 2000 issue. The company's actual results, performance or achievement could differ materially from those expressed in, or implied by, any forward-looking statements, and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur or, if any of them do, what impact they will have on the results of operations or financial condition of the company.